UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 3, 2008

ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-20852	16-1387013
(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Technology Parkway, Newark, New York 14513
(Address of principal executive offices) (Zip Code)

(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

Ultralife Corporation (the "Company") announced on November 3, 2008 that it has entered into a definitive agreement to acquire certain assets of U.S. Energy Systems, Inc., and its services affiliate, U.S. Power Services, Inc., a nationally recognized standby power installation and power management services company headquartered in Riverside, California.  The Company will pay $2.85 million in cash and a performance-based equity incentive payable in an amount up to 200,000 unregistered shares of the Company's common stock.  Closing of the acquisition is subject to customary closing conditions.  The Company's press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.     Financial Statements, Pro Forma Financials and Exhibits.

(a)       Exhibits.

           99.1      Press Release dated November 3, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRALIFE CORPORATION
Dated:	November 4, 2008.	By:	/s/Peter F. Comerford
Vice President of Administration & General Counsel

INDEX TO EXHIBITS

(99)   Additional Exhibits

          99.1      Press Release dated November 3, 2008.

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